UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2014 (May 1, 2014)

NORTHEAST UTILITIES

(Exact name of registrant as specified in its charter)

Massachusetts	001-5324	04-2147929
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Federal Street, Building 111-4 Springfield, Massachusetts	01105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 665-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5         Corporate Governance and Management

Item 5.07

Submission of Matters to a Vote of Security Holders.

(a)

Northeast Utilities (the “Company”) held its Annual Meeting of Shareholders on May 1, 2014.

(b)

Shareholders voted on the proposals set forth below.  For more information on the following proposals, see the Company’s proxy statement dated March 21, 2014.  On March 3, 2014, the record date for the Annual Meeting, there were 315,629,935 common shares outstanding and entitled to vote.  At the Annual Meeting, 266,209,390.91 common shares were represented, in person or by proxy, constituting a quorum.

(1)        Election of Trustees.  The shareholders elected each of the 13 nominees to the Board of Trustees for a one-year term by a majority of the outstanding common shares:

Trustee	Votes For	Votes Withheld	Broker Non-Votes

Richard H. Booth	218,794,889.59	5,385,184.82	41,992,573.00
John S. Clarkeson	217,919,079.27	6,260,995.14	41,992,573.00
Cotton M. Cleveland	218,240,550.74	5,939,523.67	41,992,573.00
Sanford Cloud, Jr.	215,840,340.04	8,339,734.37	41,992,573.00
James S. DiStasio	218,158,771.66	6,021,302.75	41,992,573.00
Francis A. Doyle	219,395,233.16	4,784,841.25	41,992,573.00
Charles K. Gifford	216,967,677.92	7,212,396.49	41,992,573.00
Paul A. La Camera	218,793,061.40	5,387,013.01	41,992,573.00
Kenneth R. Leibler	219,993,385.77	4,186,688.64	41,992,573.00
Thomas J. May	216,304,506.22	7,875,568.19	41,992,573.00
William C. Van Faasen	217,933,986.75	6,246,087.66	41,992,573.00
Frederica M. Williams	219,784,189.51	4,395,884.90	41,992,573.00
Dennis R. Wraase	217,545,578.31	6,634,496.10	41,992,573.00

(2)

The shareholders approved, on an advisory basis, the compensation of the Company’s 2013 Named Executive Officers:

Votes For	203,965,772.69	90.97%
Votes Against	13,867,130.11	9.03%
Abstentions	6,382,330.11
Broker Non-Votes	41,992,573.00

(3)

The shareholders ratified the selection of Deloitte & Touche LLP as independent registered public accountants for 2014:

Votes For	260,757,393.88
Votes Against	3,544,841.67
Abstentions	1,905,570.36

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES

(Registrant)

May 1, 2014

By:

/S/ GREGORY B. BUTLER

Gregory B. Butler

Senior Vice President, General Counsel

and Secretary

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